SMFSTREICHER MOBILE FUELING, INC.
800 WEST CYPRESS CREEK ROAD, SUITE 580
FORT LAUDERDALE, FLORIDA 33309

NEWS RELEASE
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CONTACT:  RICHARD E. GATHRIGHT
          PRESIDENT AND CHIEF EXECUTIVE OFFICER
          954-308-4200

          C. RODNEY O'CONNOR
          CAMERON ASSOCIATES, INC.
          212- 245-8800

                      STREICHER MOBILE FUELING, INC.
            ANNOUNCES EXTENSION OF EXERCISE PERIOD FOR WARRANTS

FT. LAUDERDALE, FL, NOVEMBER 9, 2001 - STREICHER MOBILE FUELING, INC. (NASDAQ: FUEL and FUELW), today announced that, on November 7, 2001, its Board of Directors approved the extension of the exercise period for its Redeemable Common Share Purchase Warrants from December 11, 2001 to December 11, 2002. The 1,150,000 Warrants were issued in connection with the Company's initial public offering in December 1996. Also in connection with the offering, the Company granted to the underwriter for the offering an option to purchase 100,000 shares of common stock and
100,000 warrants (the "Underwriter's Option"). The extension of the exercise period for the Warrants also extends the exercise period for the Underwriter's Option.

Each Warrant entitles the holder to purchase one share of Streicher common stock at an exercise price of $6.90. Pursuant to the Underwriter's Option, the underwriter may purchase the shares of common stock at $9.30 per share and exercise the warrants at $.19375 per warrant. The Company filed a subsequent registration statement on Form S-3 that was declared effective by the Securities and Exchange Commission on August 20, 1999.
The Form S-3 registered the subsequent resale of the shares of common stock underlying the Warrants and the Underwriter's Option.

Under certain circumstances, the Company may redeem the Warrants for $0.01 per Warrant at any time prior to the expiration date if the average closing bid price of the Company's common stock equals or exceeds $10.50 per share for twenty consecutive trading days.

"This extension of the exercise period gives recognition to the value that the Company places on its Warrant holders and the belief that our future performance will encourage their ownership participation in the Company through the exercise of the Warrants," said Richard E. Gathright, Chief Executive Officer and President.

ABOUT STREICHER MOBILE FUELING, INC.
SMF provides cost effective mobile fueling and fuel management services, primarily to customers operating large fleets of vehicles and equipment. SMF's specialized truck fleet delivers fuel to customers' locations, refueling vehicles and equipment and/or resupplying storage facilities at competitive fuel prices and service fees. The proprietary SMF electronic fuel system is used to measure, record, and track fuel dispensed to each vehicle and tank fueled at a customer location allowing verification of the amount of fuel delivered and providing customers with customized fleet fuel data for management analysis and tax reporting. SMF currently has over 100 mobile fueling trucks operating from 15 locations in 5 states.

FORWARD LOOKING STATEMENTS
This press release includes "forward-looking statements" within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the current beliefs of the Company and its management based on information known to them at this time. Because these statements depend on various assumptions as to future events, they should not be relied on by shareholders or other persons in evaluating the Company. Among the risks and uncertainties could cause actual results to differ from those anticipated by the Company are the level of demand for the Company's products, changes in market conditions in the transportation or petroleum industries, including the entry of new competitors, the availability of sufficient debt or equity capital to sustain and grow the Company's business, adverse regulatory actions, the availability of qualified workers to provide the level of service required by customers, the success of the Company's marketing, pricing and other business strategies, as well as economic conditions generally, particularly in the geographic areas served by the Company. Although management believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions as to these and other risks and uncertainties, actual results could differ materially from those projected.